UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (713) 830-2000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE

On April 10, 2013, Calpine Corporation (“Calpine” or the “Company”) issued a press release announcing that it will host an investor and analyst meeting on Wednesday, April 10, 2013, from 1 p.m. to 5 p.m. CT in Houston, Texas with members of the Calpine management team to present their views on the Company and its markets and to discuss updates on financial, regulatory and strategic initiatives. A copy of the press release is being furnished as Exhibit 99.2 hereto.

As set forth in the press release, interested parties can access a live listen-only webcast of the presentation through the Company’s website at www.calpine.com. An archived recording of the presentation will be made available on the Company’s website. A copy of the investor presentation will be made available on the Company’s website on April 10, 2013 and is being furnished as Exhibit 99.1 hereto.

The information in this Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Calpine Corporation Investor Presentation, dated April 10, 2013 *

99.2	Calpine Corporation Press Release, dated April 10, 2013 *

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer
Date: April 10, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Calpine Corporation Investor Presentation, dated April 10, 2013 *

99.2	Calpine Corporation Press Release, dated April 10, 2013 *

*	Furnished herewith.

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